UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 31, 2007

Alliant Techsystems Inc.

(Exact name of registrant as specified in its charter)

Delaware	1-10582	41-1672694
(State or other jurisdiction	(Commission	(I.R.S. Employer Identification
of incorporation)	File Number)	No.)

5050 Lincoln Drive
Edina, Minnesota		55436-1097
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (952) 351-3000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e)                                    Amendment and Restatement of the 2005 Stock Incentive Plan

On July 31, 2007, the stockholders of Alliant Techsystems Inc. (“ATK”) approved the amendment and restatement of the Alliant Techsystems Inc. 2005 Stock Incentive Plan (the “Plan”).  The Plan provides for the grant of stock-based awards to employees, officers and non-employee directors of ATK as determined by the Personnel and Compensation Committee (the “Committee”) of ATK’s Board of Directors.  The Plan permits the granting of performance awards, stock options, restricted stock, restricted stock units, stock appreciation rights, dividend equivalents, stock awards and other stock-based awards.

The amendments provide for:

•      a reduction in the total number of shares authorized for awards under the Plan from 3,000,000 to 1,532,360,

•      an increase in the number of shares authorized for performance awards, restricted stock awards, restricted stock units, dividend equivalents and stock awards from 1,000,000 to 1,500,000,

•      a reduction in the number of shares that may be allocated for grants of performance awards and stock options in any one calendar year for purposes of Section 162(m) of the Internal Revenue Code,

•      an expanded list of performance goals that the Committee may select from in establishing incentives for performance awards,

•      significant limitations on the transferability of awards, and

•      other related technical and conforming changes to the Plan.

This description of the Plan is qualified in its entirety by reference to the full text of the Plan, which is attached to this report as Exhibit 10.1 and is hereby incorporated by reference.

Item 9.01.  Financial Statements and Exhibits.

(d)           Exhibits.

Exhibit No.	Description
10.1	Alliant Techsystems Inc. 2005 Stock Incentive Plan (As Amended and Restated Effective July 31, 2007).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ALLIANT TECHSYSTEMS INC.

Date: August 1, 2007	By:	/s/ KEITH D. ROSS
Keith D. Ross Senior Vice President, General Counsel and Secretary